Exhibit 10.3

VALENCE TECHNOLOGY, INC.

2009 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I INTRODUCTION		1

1.1	Purpose	1
1.2	Definitions	1
1.3	Shares Subject to the Plan	5
1.4	Administration of the Plan	6
1.5	Granting of Awards to Participants	8
1.6	Leave of Absence	8
1.7	Term of Plan	8
1.8	Amendment and Discontinuance of the Plan	8

ARTICLE II NON-QUALIFIED OPTIONS		9

2.1	Eligibility	9
2.2	Exercise Price	9
2.3	Terms and Conditions of Non-Qualified Options	9
2.4	Option Repricing	10
2.5	Vesting	11

ARTICLE III INCENTIVE STOCK OPTIONS		11

3.1	Eligibility	11
3.2	Exercise Price	11
3.3	Dollar Limitation	11
3.4	10% Stockholder	11
3.5	Incentive Stock Options Not Transferable	11
3.6	Compliance with Code Section 422	12
3.7	Limitations on Exercise	12

ARTICLE IV AUTOMATIC DIRECTOR OPTION GRANT PROGRAM		12

4.1	Terms and Conditions of Non-Employee Director Options	12
4.2	Automatic Grant	12
4.3	Exercisability and Term of Non-Employee Director Options	13
4.4	Effect of Change of Control on Non-Employee Director Options	13

ARTICLE V RESTRICTED STOCK		13

5.1	Eligibility	13
5.2	Restrictions, Restricted Period and Vesting	14
5.3	Forfeiture of Restricted Stock	14
5.4	Delivery of Shares of Common Stock	15

ARTICLE VI PERFORMANCE AWARDS		15

6.1	Performance Awards	15
6.2	Performance Goals	15

ARTICLE VII OTHER STOCK OR PERFORMANCE-BASED AWARDS		17

ARTICLE VIII CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		18

8.1	General	18

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8.2	Stand-Alone, Additional, Tandem and Substitute Awards	18
8.3	Term of Awards	19
8.4	Form and Timing of Payment under Awards; Deferrals	19
8.5	Issuance of Restricted Stock/Forfeiture	19
8.6	Securities Requirements	19
8.7	Transferability	19
8.8	No Rights as a Stockholder	20
8.9	Listing and Registration of Shares of Common Stock	20
8.10	Termination of Employment, Death, Disability and Retirement	20
8.11	Change of Control	21
8.12	First Refusal Rights	23
8.13	Lock-Up Agreement	23
8.14	Stockholder Agreements/Investment Representations	23
8.15	Exemptions from Section 16(b) Liability	23

ARTICLE IX WITHHOLDING FOR TAXES		23

ARTICLE X MISCELLANEOUS		24

10.1	No Rights to Awards or Uniformity Among Awards	24
10.2	Conflicts with Plan	24
10.3	Rights as Employee, Consultant or Director	24
10.4	Governing Law	24
10.5	Gender, Tense and Headings	24
10.6	Severability	24
10.7	Other Laws	25
10.8	Unfunded Obligations	25
10.9	No Guarantee of Tax Consequences	25
10.10	Stockholder Agreements	25
10.11	Specified Employee under Section 409A of the Code	25
10.12	No Additional Deferral Features	26

[End of Table of Contents]

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VALENCE TECHNOLOGY, INC.
2009 EQUITY INCENTIVE PLAN

ARTICLE I
INTRODUCTION

1.1          Purpose.  The Valence Technology, Inc. 2009 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Valence Technology, Inc., a Delaware corporation (the “Company”), and its stockholders by encouraging Employees, Service Providers and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company.  The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.  The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be administered accordingly.

1.2          Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated, which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, that with respect to grants of Non-Qualified Options to purchase Common Stock of the Company, the term “Affiliate” shall mean only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. §1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

“Awards” means, collectively, Options, Restricted Stock, Performance Awards or Other Stock or Performance-Based Awards.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(a)           any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than and excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate of the Company, (iv) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(b)           the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(c)           the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto and their respective Affiliates hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(d)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)           individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Change of Control, the term “Change of Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change of control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the committee of one or more persons designated by the Board to administer the Plan and/or the Board; provided, however, that with respect to an Award granted to a Covered Employee that is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code; and if the Company is subject to the Exchange Act, the Committee shall mean the Committee of the Board, which shall consist of not less than two independent members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 under the Exchange Act).

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means the corporation described in Section 1.1 or any successor thereto which assumes and continues the Plan.

“Covered Employee” means the Chief Executive Officer of the Company and the three highest paid officers of the Company other than the Chief Executive Officer or the Chief Financial Officer as described in Section 162(m)(3) of the Code, as well as any person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year; provided that the term “Covered Employee” shall in any case mean a “covered employee” as defined in Section 162(m) of the Code.

“Disability” means an inability to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent.  A determination of Disability shall be made by a physician reasonably satisfactory to both the Participant (or his guardian) and the Company, provided that if the Employee or Non-Employee Director (or his guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director (or his guardian) and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties.  Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.  Solely with respect to any Award that is subject to Section 409A of the Code and payable upon Disability, the term “Disability” shall mean (i) an inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

“Effective Date” means, with respect to the Plan, the date that the Plan is (a) adopted by the Board and (b) approved by stockholders of the Company, provided that such stockholder approval occurs not more than one year prior to or after the date of such adoption.

“Employee” means any employee of the Company or an Affiliate, including any such employee who is an officer or Director of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” or “FMV Per Share” mean, with respect to shares of Common Stock, the fair market value of such shares determined in good faith by the Committee, using a reasonable application of any fair and reasonable method selected in the Committee’s discretion.  If the shares of Common Stock are traded on any exchange, the Fair Market Value or FMV Per Share shall be the closing sales price (or, if applicable, the highest reported bid price) of a share of Common Stock on the applicable date (or if there is no trading in the Common Stock on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee).

“Hostile Take-Over” means (A) the acquisition, directly or indirectly, by any “person” or “persons” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than and excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate of the Company, (iv) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend that such stockholders accept; or (B) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that the Incumbent Board ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.  Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Hostile Take-Over, the term “Hostile Take-Over” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change of control event” within the meaning of Treas. Reg. §1.409A-3(i)(5).

“Incentive Stock Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to ARTICLE III of the Plan.

“Non-Employee Director” means a person who is a member of the Board but who is neither an Employee nor a Service Provider of the Company or any Affiliate.

“Non-Qualified Option” means an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to ARTICLE II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Option, or both, as applicable.

“Option Expiration Date” means the date determined by the Board or the Committee, which shall not be more than ten (10) years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock or Performance-Based Award” means an award granted pursuant to ARTICLE VII of the Plan.

“Participant” means any Non-Employee Director, Employee or Service Provider granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to ARTICLE VI of the Plan, which, if earned, shall be payable in shares of Common Stock, cash, or any combination thereof as determined by the Committee.

“Performance Period” means a period of not less than twelve (12) months and not more than sixty (60) months during which the Committee may grant Performance Awards.

“Restricted Period” means the period established by the Board or the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” means one or more shares of Common Stock, prior to the lapse of restrictions thereon, granted under ARTICLE V of the Plan.

“Retirement” means termination of Employment of an Employee, or if determined by the Committee, termination of service of a Non-Employee Director, under circumstances as shall constitute retirement, as determined by the Committee or the Board.  In the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder shall be used in determining whether an Employee’s Employment has been terminated or a Non-Employee Director’s or Service Provider’s service has been terminated.

“Service Provider” means any individual, other than a Non-Employee Director or an Employee, who renders services to the Company or an Affiliate, whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

1.3          Shares Subject to the Plan.

(a)           Authorized Shares; Annual Increase.  The maximum number of shares of Common Stock that may be issued under the Plan shall be 3,000,000 shares; provided that this number shall automatically increase on the first trading day of April each fiscal year during the term of the Plan, beginning with the fiscal year ending March 31, 2011, by (i) an amount (the “Annual Increase Amount”) equal to the lesser of (A) one percent (1%) of the total number of shares of Common Stock outstanding on the last trading day in March of the immediately preceding fiscal year and (B) 1,500,000 shares, or (ii) such other amount that is lower than the lesser of the amount determined by the preceding clauses (A)(i) and (ii) that the Board, in its sole discretion (but without any obligation), may determine shall be the Annual Increase Amount with respect to any applicable annual period.  The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is the lesser of (A) 3,000,000 shares, increased on the first trading day of April each fiscal year during the term of the Plan, beginning with the fiscal year ending March 31, 2011, by the Annual Increase Amount, and (B) 16,500,000 shares.  No more than 3,000,000 Options, stock appreciation rights or shares of Common Stock shall be issued to any one Participant pursuant to this Plan in any one fiscal year.  With respect to Performance Awards paid in cash or a combination of cash and Common Stock, the sum of such cash and Common Stock underlying an Award paid to any one individual in any one fiscal year shall not exceed 3,000,000 shares and/or $5.0 million.

(b)           Shares Returned.  In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason other than the withholding of shares or the payment of taxes or exercise price, or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards.  Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award, shall no longer be subject to or available for any further grant under the Plan.  Shares issued pursuant to the Plan (x) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (y) shall be fully paid and nonassessable.  No fractional shares shall be issued under the Plan.  Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash.

(c)           Share Adjustments.  Notwithstanding the above, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Board.  Upon the occurrence of any of the events described in the immediately preceding sentence, in order to preserve the fair value of Awards subject to the Plan, the Board shall adjust any or all of the following so that the fair value of the Award immediately after the event is equal to the fair value of the Award immediately prior to the event:  (a) the number of shares of Common Stock not subject to outstanding Awards with respect to which Awards may be granted, (b) the number of shares of Common Stock subject to outstanding Awards and (c) the grant or exercise price with respect to an Award.  Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Board’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

1.4          Administration of the Plan.  The Plan shall be administered by the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the  Board or the Committee shall have the full and final power and authority, in its discretion:

(a)           to interpret the Plan and all Awards under the Plan;

(b)           to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan;

(c)           to make all other determinations necessary or advisable for the administration of the Plan;

(d)           to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan;

(e)           to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award;

(f)            to determine the type of Award granted and to designate Options as Incentive Stock Options or Non-Qualified Options;

(g)           to determine the Fair Market Value of shares of Common Stock or other property;

(h)           to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Common Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the formula and goals applicable to any Performance-Based Award and the extent to which such goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(i)            to determine whether an Award will be settled in shares of stock, cash, or in any combination thereof;

(j)            to approve one or more forms of Award Agreement;

(k)           to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(l)            to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; and

(m)          to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards.

Any action taken or determination made by the Committee pursuant to this and the other sections of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any grantee, holder or beneficiary of an Award, any stockholder and any Employee, Service Provider or Non-Employee Director.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification to the fullest extent permitted by law and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising from or in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties.

1.5          Granting of Awards to Participants.  The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it, subject to the terms and conditions set forth in the Plan.  In selecting the persons to receive Awards, including the type and size of the Award, the Board or the Committee may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may deem relevant.  No member of the Committee shall vote or act upon any matter relating solely to himself.  Grants of Awards to members of the Committee must be ratified by the Board.  In no event shall any Employee, Service Provider or Non-Employee Director, nor his, her or its legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan, except to such extent, if any, as permitted under the Plan and as the Board or the Committee may determine.

1.6          Leave of Absence.  If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave, provided that it does not exceed 90 days (or such longer period as may be determined by the Committee in its sole discretion), or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract.  If the period of leave exceeds 90 days (or such longer period as may be determined by the Committee in its sole discretion), the employment relationship shall be deemed to have terminated on the ninety-first (91st) day (or the first day immediately following any period of leave in excess of 90 days as approved by the Committee) of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.7          Term of Plan.  If not sooner terminated under the provisions of Section 1.8, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.8          Amendment and Discontinuance of the Plan.  The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that subject to ARTICLE VIII, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself; and provided further that, no amendment shall be effective prior to its approval by the stockholders of the Company, to the extent such approval is required by (a) applicable legal requirements or (b) the requirements of any securities exchange on which the Company’s stock may be listed.  Notwithstanding the foregoing, the Board may amend the Plan or any Award in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants.

ARTICLE II
NON-QUALIFIED OPTIONS

2.1                               Eligibility.  The Committee may grant Non-Qualified Options to purchase shares of Common Stock to any Employee, Service Provider and Non-Employee Directors according to the terms set forth below.  Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom such Non-Qualified Option was granted in such form as the Committee shall provide.

2.2                               Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Option granted under this ARTICLE II shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Non-Qualified Option.  The exercise price for each Non-Qualified Option granted under ARTICLE II shall be subject to adjustment as provided in Section 2.3(e).

2.3                               Terms and Conditions of Non-Qualified Options.  Non-Qualified Options shall be in such form as the Board or the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this ARTICLE II, as the Committee shall deem desirable:

(a)                                  Option Period and Conditions and Limitations on Exercise.  No Non-Qualified Option shall be exercisable later than the Option Expiration Date.  To the extent not prohibited by other provisions of the Plan, each Non-Qualified Option shall be exercisable at such time or times as the Board or the Committee, in its discretion, may determine at the time such Non-Qualified Option is granted.

(b)                                 Manner of Exercise.  In order to exercise a Non-Qualified Option, the person or persons entitled to exercise such Non-Qualified Option shall deliver to the Company payment in full for (i) the shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes.  The payment of the exercise price for each Non-Qualified Option shall be made (i) in cash or by certified check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Non-Qualified Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Non-Qualified Option is being exercised to a broker for sale on behalf of the person; provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale.  In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Non-Qualified Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise.  If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c)                                  Proceeds.  The proceeds received from the sale of shares of Common Stock pursuant to exercise of Non-Qualified Options exercised under the Plan will be used for general corporate purposes.

(d)                                 Non-Qualified Options Not Transferable.  Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order, and during the lifetime of the Participant to whom any such Non-Qualified Option is granted, it shall be exercisable only by the Participant (or his guardian).  Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Non-Qualified Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Board or the Committee, result in forfeiture of the Non-Qualified Option with respect to the shares involved in such attempt.  With respect to a specific Non-Qualified Option, in accordance with rules and procedures established by the Board or the Committee from time to time, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities as determined by the Board or the Committee.  Any Non-Qualified Option that is transferred in accordance with the provisions of this Section 2.3(d) may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Options pursuant to the transfer.

(e)                                  Adjustment of Non-Qualified Options.  In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Board shall make appropriate and equitable adjustments to all Non Qualified Options then outstanding as provided in Section 1.3.

(f)                                    Listing and Registration of Shares.  Each Non-Qualified Option shall be subject to the requirement that if at any time the Board or the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to such Non-Qualified Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Non-Qualified Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to  the Board.

2.4                               Option Repricing.  The Board or the Committee may, subject to stockholder approval and compliance with applicable securities laws, grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (but not lower than the FMV Per Share on the date of grant of the new Non-Qualified Option) or higher (with any required consent from the holder) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may deem appropriate, other than any changes, terms or conditions that would cause the affected Non-Qualified Options to become subject to Section 409A of the Code, whether by reason of an extension of the term, an additional deferral feature, or otherwise.

2.5                               Vesting.  Subject to Sections 8.10 and 8.11, unless otherwise provided in an Award, one-fourth (1/4th) of the Options granted to a Participant shall vest on each anniversary of the date of grant of such Options until all Options are fully vested or any unvested Options are forfeited.

ARTICLE III
INCENTIVE STOCK OPTIONS

The terms specified in this ARTICLE III shall be applicable to all Incentive Stock Options.  Except as modified by the provisions of this ARTICLE III, all the provisions of ARTICLE II shall be applicable to Incentive Stock Options.  Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this ARTICLE III.

3.1                               Eligibility.  Incentive Stock Options may only be granted to Employees of the Company or its parent or subsidiary as defined in Sections 424(e) or (f) of the Code, as applicable, while each such entity is a “corporation” described in Section 7701(a)(3) of the Code and Treas. Reg. §1.421-1(i)(1).

3.2                               Exercise Price.  Subject to Section 3.4, the exercise price per share shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of the Incentive Stock Option.

3.3                               Dollar Limitation.  The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate which is a parent or subsidiary as defined in Code Sections 424(e) or (f), as applicable) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of $100,000.  To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted.

3.4                               10% Stockholder.  If any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant, and the Option term shall not exceed five (5) years measured from the date of grant.  For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

3.5                               Incentive Stock Options Not Transferable.  No Incentive Stock Option granted hereunder (a) shall be transferable other than by will or by the laws of descent and distribution and (b) except as permitted in regulations or other guidance issued under Section 422 of the Code, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his guardian).

3.6                               Compliance with Code Section 422.  All Options that are intended to be Incentive Stock Options described in Code Section 422 shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7                               Limitations on Exercise.  No Incentive Stock Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV
AUTOMATIC DIRECTOR OPTION GRANT PROGRAM

4.1                               Terms and Conditions of Non-Employee Director Options.  Non-Employee Director Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish.  Non-Employee Director Award agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of ARTICLE II to the extent not inconsistent with this ARTICLE IV and the following terms and conditions.

4.2                               Automatic Grant.  Subject to the execution by a Non-Employee Director of an appropriate Award agreement, Options shall be granted automatically and without further action of the Board, as follows:

(a)                                  Initial Option.  Each person who first becomes a Non-Employee Director after the Effective Date shall be granted on the date such person first becomes a Non-Employee Director an Option to purchase 100,000 shares of Stock (an “Initial Option”).

(b)                                 Annual Option.  Each Non-Employee Director shall be granted on the date of each annual meeting of the stockholders of the Company which occurs on or after the Effective Date (an “Annual Meeting”) immediately following which such person remains a Non-Employee Director an Option to purchase 50,000 shares of Stock (an “Annual Option”); provided, however, that a Non-Employee Director granted an Initial Option on, or within a period of six (6) months prior to, the date of an Annual Meeting shall not be granted an Annual Option pursuant to this Section with respect to the same Annual Meeting.

(c)                                  Right to Decline Non-Employee Director Option.  Notwithstanding the foregoing, any person may elect not to receive a Non-Employee Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted.  A person so declining a Non-Employee Director Option shall receive no payment or other consideration in lieu of such declined Non-Employee Director Option.  A person who has declined a Non-Employee Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Non-Employee Director Option would be granted pursuant to Section 4.2(a) or (b), as the case may be.

4.3                               Exercisability and Term of Non-Employee Director Options.  Each Non-Employee Director Option shall vest and become exercisable as set forth below and shall, for such Options granted after approval of this Plan by Company stockholders, terminate and cease to be exercisable on the tenth (10th) anniversary of the date of grant of the Non-Employee Director Option, unless earlier terminated in accordance with the terms of the Plan or the Award agreement evidencing such Non-Employee Director Option.

(a)                                  Initial Options.  Except as otherwise provided in the Plan or in the Award agreement evidencing such Non-Employee Director Option, each Initial Option shall vest and become exercisable in four (4) substantially equal installments on each of the first four (4) anniversaries of the date of grant of the Initial Option, provided that the Non-Employee Director’s Service has not terminated prior to the relevant date.

(b)                                 Annual Options.  Except as otherwise provided in the Plan or in the Award agreement evidencing such Non-Employee Director Option, each Annual Option shall vest and become exercisable in four (4) substantially equal installments on each of the first four (4) anniversaries of the date of grant of the Annual Option, provided that the Non-Employee Director’s Service has not terminated prior to the relevant date.

4.4                               Effect of Change of Control on Non-Employee Director Options.  In the event of a Change of Control, any unexercisable or unvested portions of outstanding Non-Employee Director Options held by Non-Employee Directors whose Service has not terminated prior to such date shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change of Control.  The exercise or vesting of any Non-Employee Director Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 4.4 shall be conditioned upon the consummation of the Change of Control.  In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Non-Employee Director Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock.  Any Non-Employee Director Options which are neither assumed nor substituted for by the Acquiring Corporation in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control.  Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Non-Employee Director Options immediately prior to an event constituting a Change of Control is the surviving or continuing corporation and immediately after such event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Non-Employee Director Options shall not terminate.

ARTICLE V
RESTRICTED STOCK

5.1                               Eligibility.  All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.

5.2                               Restrictions, Restricted Period and Vesting.

(a)                                  Restrictions.  The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine.  Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares.  The Company shall have the right to repurchase or recover such shares for the lesser of (i) the amount of cash paid therefor, if any, or (ii) the Fair Market Value of the shares if (x) the Participant shall terminate Employment from, or services to, the Company prior to the lapse of such restrictions under circumstances that do not result in full vesting or (y) the Restricted Stock is otherwise forfeited by the Participant pursuant to the terms of the Award.

(b)                                 Vesting.  Subject to Sections 8.10 and 8.11, unless otherwise provided in an Award, one-fourth (1/4th) of the Restricted Stock granted to a Participant shall vest on each anniversary date of the grant of such Restricted Stock until all Restricted Stock is fully vested or any unvested Restricted Stock is forfeited.

(c)                                  Immediate Transfer Without Immediate Delivery of Restricted Stock.  Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank, until such time as the restrictions on transfer have lapsed.  The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that the Committee may in the Award restrict the Participant’s right to dividends and voting until the restrictions on the Restricted Stock lapse.  Any certificate or certificates representing shares of Restricted Stock (vested or unvested) shall bear a legend similar to the following:

“The shares represented by this certificate have been issued pursuant to the terms of the Valence Technology, Inc. 2009 Equity Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated                               , 20      .”

In addition, during any periods when Awards of Restricted Stock are made and the Company does not have in place an effective registration statement on Form S-8 or other available form permitted by the Securities and Exchange Commission, any certificate or certificates representing shares of Restricted Stock (vested or unvested) shall bear a legend similar to the following:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any other securities law.  No sale, transfer or other disposition of such securities, or of any interest therein, may be made or shall be recognized unless in the satisfactory written opinion of counsel for, or other counsel satisfactory to, the issuer such transaction would not violate or require registration under the Act or other law.”

5.3                               Forfeiture of Restricted Stock.  If, for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restricted Period, any

Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Participant and reacquired by the Company at the lower of (a) the price per share paid for such Restricted Stock (if any) by the Participant or (b) its Fair Market Value on the date of forfeiture.

5.4                               Delivery of Shares of Common Stock.  Subject to the withholding and other requirements of ARTICLE VIII and provisions of the Award, at the expiration of the Restricted Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restricted Period has expired shall be delivered without charge to the Participant, or his personal representative, free of all vesting restrictions under the Plan, but subject to any restrictions under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities statute.

ARTICLE VI
PERFORMANCE AWARDS

6.1                               Performance Awards.  To the extent the Committee determines that any Award granted pursuant to this Plan shall be contingent upon performance goals or shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with this Section 6.1.  The Committee may grant Performance Awards based on performance criteria measured over a Performance Period.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 6.2 hereof in the case of a Performance Award granted to a Covered Employee.

6.2                               Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon the terms set forth in this Section 6.2.

(a)                                  General.  The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criterion, as specified by the Committee.  In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treas. Reg. §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time the Award is granted.  The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards.  Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b)                                 Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant:

(i)	stock price;

(ii)	earnings per share;

(iii)	increase in revenues;

(iv)	increase in cash flow;

(v)	increase in cash flow return;

(vi)	return on net assets;

(vii)	return on assets;

(viii)	return on investment;

(ix)	return on capital;

(x)	return on equity;

(xi)	economic value added;

(xii)	gross margin;

(xiii)	net income;

(xiv)	pretax earnings;

(xv)	pretax earnings before interest;

(xvi)	pretax earnings before interest, depreciation and amortization;

(xvii)	pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items;
(xviii)	operating income;

(xix)	total stockholder return;

(xx)	debt reduction;

(xxi)	increases in megawatts through new contract executions;

(xxii)	successful completion of an acquisition, initial public offering, private placement of equity or debt; or

(xxiii)	reduction of expenses.

Any of the above goals may be determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  Performance targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award formula by the level attained during the applicable Performance Period.  A Performance target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

(c)                                  Timing for Establishing Performance Goals.  Performance goals in the case of any Award granted to a Participant who is a Covered Employee shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)                                 Settlement of Performance Awards; Other Terms.  After the end of each Performance Period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a Performance Period.  The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award to a Covered Employee that is designed to comply with Section 162(m) of the Code.  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment by the Participant prior to the end of a Performance Period or settlement of Performance Awards.

(e)                                  Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant.  The Committee may not delegate any responsibility relating to Performance Awards discussed in this Section 6.2(e).

(f)                                    Status of Performance Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treas. Reg. §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.  Accordingly, the terms of this Section 6.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder.  If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VII
OTHER STOCK OR PERFORMANCE-BASED AWARDS

The Committee is hereby authorized to grant to Employees, Service Providers and Non-Employee Directors “Other Stock or Performance-Based Awards,” which shall consist of a right which (a) is not an Award described in any other Article of this Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, units or securities convertible into shares of Common Stock) or cash as deemed by the Committee to be consistent with the purposes of this Plan.  Subject to the terms of this Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Awards, which shall be contained in a written agreement or other document covering such Awards.

ARTICLE VIII
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

8.1                               General.  Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein.  In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award; provided, however, that any such election would not (i) cause the application of Section 409A of the Code to the Award or (ii) create adverse tax consequences under Section 409A of the Code should Section 409A apply to the Award.  The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award.  The Board may amend an Award; provided, however, that, subject to Section 8.11, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect.  The Board or the Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that subject to Section 8.11, the Board or the Committee shall not have the discretion to accelerate or waive any term or condition of an Award if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify.  Except in cases in which the  Board or the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

8.2                               Stand-Alone, Additional, Tandem and Substitute Awards.  Subject to Section 2.4, Awards granted under the Plan may, in the discretion of the Board or the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that no Award shall be issued under the Plan if issuance of the Award would result in adverse tax consequences under Section 409A of the Code.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Board or the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.  Any such action contemplated under this Section 8.2 shall be effective only to the extent that such action will not cause any Award that is subject to Section 409A of the Code to result in adverse consequences under Section 409A of the Code.

8.3          Term of Awards.  The term or Restricted Period of each Award that is an Option or Restricted Stock shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

8.4          Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, or in installments.  The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Board or the Committee or upon occurrence of one or more specified event.

8.5          Issuance of Restricted Stock/Forfeiture.  After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of Restricted Stock, a certificate for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee.  The number of shares of Common Stock which shall be issuable upon earning of an Award denominated in cash shall be determined by dividing (A) by (B) where (A) is the amount of Award that is earned and payable, as applicable, and (B) is the FMV Per Share of Common Stock on the date the Award is earned and payable, as applicable.  Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, or other unvested Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the  Committee with respect to such Award.

8.6          Securities Requirements.  No shares of Common Stock will be issued or transferred pursuant to an Award, including any repricing or exchange permitted and effected hereunder, unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements.  The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

8.7          Transferability.

(a)           Non-Transferable Awards and Options.  Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature.  No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Board or the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Board or the Committee may deem necessary to establish the validity of the transfer.  Any attempted transfer in violation of this Section 8.7(a) shall be void and ineffective for all purposes.

(b)           Ability to Exercise Rights.  Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan.  The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

8.8          No Rights as a Stockholder.  Except as otherwise provided in Section 5.2(c), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record.  Except as otherwise provided in Section 5.2(c), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

8.9          Listing and Registration of Shares of Common Stock.  The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

8.10        Termination of Employment, Death, Disability and Retirement.

(a)           Termination of Employment.  Unless otherwise provided in the Award, if Employment of an Employee or service of a Non-Employee Director is terminated for any reason whatsoever other than death, Disability or Retirement, or if service of a Service Provider is terminated for any reason whatsoever other than death, any unvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur, and the Employee, Service Provider or Non-Employee Director shall be entitled to exercise his or her rights with respect to the portion of the Award vested as of the date of termination for a period that shall end on the earlier of (i) the expiration date set forth in the Award with respect to the vested portion of such Award or (ii) the date that occurs three (3) months after such termination date.  In the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Separation from Service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder shall be used in determining whether an Employee’s Employment has been terminated or a Non-Employee Directors or Service Provider’s service has been terminated.

(b)           Retirement.  Unless otherwise provided in the Award, upon the Retirement of an Employee or, if applicable, Non-Employee Director:

(i)            any unvested portion of any outstanding Award shall immediately terminate and no further vesting shall occur; and

(ii)           any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award or (B) the expiration of (1) twelve (12) months after the date of Retirement in the case of any Award other than an Incentive Stock Option and (2) three (3) months after the date of Retirement in the case of an Incentive Stock Option.

(c)           Disability or Death.  Unless otherwise provided in the Award, upon termination of Employment or service from the Company or any Affiliate that is a parent or subsidiary of the Company as a result of Disability of an Employee or Non-Employee Director or death of an Employee, Non-Employee Director or Service Provider, or with respect to a Participant who is either a retired former Employee or Non-Employee Director who dies during the period described in Section 8.10(b), hereinafter the “Applicable Retirement Period,” or a disabled former Employee or Non-Employee Director who dies during the period that expires on the earlier of the expiration date set forth in any applicable outstanding Award or the first anniversary of the person’s termination of Employment or service due to Disability, hereinafter the “Applicable Disability Period”:

(i)            any unvested portion of any outstanding Award that has not already terminated shall immediately terminate and no further vesting shall occur; and

(ii)           any vested Award shall expire upon the earlier of (A) the expiration date set forth in the Award or (B) the later of (1) the first anniversary of such termination of Employment as a result of Disability or death or (2) the first anniversary of such person’s death during the Applicable Retirement Period or the Applicable Disability Period.

(d)           Continuation.  Notwithstanding any other provision of the Plan, the Board or the Committee, in its discretion, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Board or the Committee in the event that a Participant ceases to be an Employee, Service Provider or Non-Employee Director, except to the extent that such continuation would cause the Award to become subject to the provisions of Section 409A of the Code or if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such continuation would cause the Award to not so qualify.

8.11        Change of Control.

(a)           Change of Control.  Unless otherwise provided in the Award, in the event of a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:

(i)            the Board may accelerate vesting and the time at which all Options then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)           the Board may waive all restrictions and conditions of all Restricted Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board;

(iii)          the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock; and

(iv)          the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the Change of Control.

(b)           Notwithstanding the above provisions of this Section 8.11, the Board shall not be required to take any action described in the preceding provisions of this Section 8.11, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 8.11 shall be final, binding and conclusive with respect to the Company and all other interested persons.

(c)           Right of Cash-Out.  The Board shall have the right for a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value (defined below) of the Awards.  Such right shall be exercised by written notice to all Participants.  For purposes of this Section 8.11, the “Cash Value” of an Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Stock and (ii) (A) in the case of any Award that is an Option, the excess of the FMV Per Share over the option price or (B) in the case of an Award that is Restricted Stock the FMV Per Share of Restricted Stock, multiplied by the number of shares subject to such Award.  The amount payable to each Participant by the Company pursuant to this Section 8.11(c) shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change in Control) and shall be reduced by any taxes required to be withheld.

(d)           Hostile Take-Over.  Notwithstanding the above provisions of this Section 8.11, in the event of a Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to date such Hostile Take-Over is deemed to have occurred, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any of those shares as fully vested shares of Common Stock.  Each such Option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the Option term.  All outstanding repurchase rights related to any outstanding Awards shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full in the event of a Hostile Take-Over.  Upon the occurrence of a Hostile Take-Over, within forty-five (45) days following such Hostile Take-Over each Participant shall surrender to the Company each of his or her outstanding Options or Awards (other than Restricted Stock) in exchange for an amount equal to the Cash Value of such Option or Award (other than Restricted Stock).  The amount payable to each Participant pursuant to this Section 8.11(d) shall be in cash or by certified check paid within five (5) days following the surrender of the Option or Award to the Company (but in no event later than fifty (50) days following the date of the Hostile Take-Over) and shall be reduced by any taxes required to be withheld.

8.12        First Refusal Rights.  If so provided in the Award agreement, the Company shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan.  Such right of first refusal shall be exercisable and lapse in accordance with the terms established by the Board or the Committee and set forth in the Award agreement.

8.13        Lock-Up Agreement.  In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Board and the Committee shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering.  The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

8.14        Stockholder Agreements/Investment Representations.  As a condition to the exercise of an Option or the issuance of Common Stock hereunder, the Committee or the Board may require the Participant to enter into such agreements (including but not limited to a buy/sell or voting trust agreement) with respect to the shares as may be required of other stockholders of the Company.  In addition, the Committee or the Board may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.

8.15        Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

ARTICLE IX
WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or in payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other)

that may be required to be withheld or paid by the Company with respect thereto at the minimum statutory rate.  Such arrangements may, at the discretion of the Board or the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person if such tendered shares of Common Stock have been held by such person for at least six months, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by certified check payable and acceptable to the Company. Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3 under the Exchange Act, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE X
MISCELLANEOUS

10.1        No Rights to Awards or Uniformity Among Awards.  No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

10.2        Conflicts with Plan.  In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

10.3        Rights as Employee, Consultant or Director.  No person, even though eligible under this Plan, shall have a right to be selected as a Participant (except in the case of the automatic option grant program for Non-Employee Directors under ARTICLE IV), or, having been so selected, to be selected again as a Participant (except in the case of the automatic option grant program for Non-Employee Directors under ARTICLE IV).  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Service Provider or Director, or interfere with or limit in any way any right of the Company or its Affiliates to terminate the Participant’s Service at any time.  To the extent that an Employee of an Affiliate other than the Company receives an Award under the Plan, the Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

10.4        Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

10.5        Gender, Tense and Headings.  Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

10.6        Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or

Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

10.7        Other Laws.  The Board or the Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

10.8        Unfunded Obligations.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes.  Except as provided under ARTICLE V of the Plan with respect to the delivery of stock certificates, no provision of the Plan shall require or permit the Company or any Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company nor any Affiliates maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Service Providers or Non-Employee Directors under general law.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create nor constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, nor otherwise create any vested or beneficial interest in any Participant nor the Participant’s creditors in any assets of the Company or any Affiliate.  The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.  The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of ERISA.

10.9        No Guarantee of Tax Consequences.  The Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.

10.10      Stockholder Agreements.  The Board of the Committee may, from time to time, condition the grant, exercise or payment of any Award upon such Participant entering into a stockholders’ agreement, voting agreement, repurchase agreement or lockup or market standoff agreement in such form or forms as approved from time to time by the Board.

10.11      Specified Employee under Section 409A of the Code.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.”  Any amount that is otherwise payable within the 6-month period described herein will be aggregated and paid in a lump sum amount with interest at the prime rate as reported in The Wall Street Journal.

10.12      No Additional Deferral Features.  No Award shall contain or reflect, or be amended or affected or supplemented by any other agreement to contain or to be part of, a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Section 409A of the Code and the Treasury Regulations and other administrative guidance thereunder.

[END OF 2009 EQUITY INCENTIVE PLAN]